Exhibit 99.1

Stemline Therapeutics In-Licenses Novel Oral Small Molecule Nuclear Transport Inhibitor Targeting XPO1

Reversible XPO1 Inhibitor offers potential for enhanced therapeutic index and dosing flexibility; IND expected in 2015

NEW YORK, January 7, 2015 (GLOBE NEWSWIRE) — Stemline Therapeutics, Inc. (Stemline) (Nasdaq:STML) announced today that it has exclusively licensed from CanBas Co., Ltd. (4575: Tokyo) the rights to develop and commercialize a novel, oral small molecule reversible inhibitor of Exportin-1 (XPO1), a nuclear transport target also known as Chromosomal Maintenance Region-1 (CRM1). Stemline has acquired worldwide rights with the exception of Japan, Korea, Taiwan and China. Stemline will now refer to the compound as SL-801.

Recent work has demonstrated that XPO1 is a clinically relevant target, and nuclear export inhibitors have emerged as a new approach in cancer treatment with activity in patients across multiple indications. Given that SL-801 is a novel reversible inhibitor of XPO1, we believe it has the potential to offer a broad therapeutic window with dosing and scheduling flexibility. SL-801 has demonstrated preclinical anti-cancer activity, including efficacy and safety in animal models, across a wide array of solid and hematologic cancers. Stemline expects to file an Investigational New Drug (IND) application in 2015.

Eric Rowinsky, M.D., Stemline’s Chief Medical Officer and Head of Research and Development commented, “CanBas’ foundational work created a novel potent inhibitor of XPO1 with a number of unique attributes, including reversibility of XPO1 inhibition, which we believe may enhance clinical efficacy and safety.” Dr. Rowinsky concluded, “As we continue to progress SL-401 and SL-701 through multiple clinical trials, we also plan to advance SL-801 into the clinic in several strategic indications.”

About Stemline Therapeutics

Stemline Therapeutics, Inc. is a clinical stage biopharmaceutical company developing novel therapeutics that target both cancer stem cells (CSCs) and tumor bulk. Stemline is currently developing two clinical stage product candidates, SL-401 and SL-701. SL-401 is a targeted therapy directed to the interleukin-3 receptor (IL-3R). A multicenter clinical trial with SL-401 is currently open and accruing patients with blastic plasmacytoid dendritic cell neoplasm (BPDCN) and advanced acute myeloid leukemia (AML). Additional clinical trials with SL-401 are currently open in patients with AML who are in first complete remission (CR) with minimal residual disease (MRD), which is associated with a high relapse rate, and several uncommon, stem cell-derived myeloproliferative disorders. Previously, SL-401 demonstrated single-agent activity, including multiple durable CRs, in a Phase 1/2 trial in several indications including BPDCN and relapsed/refractory AML. SL-701 is an enhanced immunotherapy designed to activate the immune system to attack tumors. A multicenter clinical trial with SL-701 is currently open and accruing adult patients with glioblastoma multiforme (GBM) in first recurrence. Previously, an earlier version of the therapy demonstrated clinical activity, including durable CRs and partial responses (PRs), in Phase 1/2 trials in adults and children with advanced brain cancers. For more information about Stemline Therapeutics, visit www.stemline.com.

Forward-Looking Statements

Some of the statements included in this press release may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The factors that could cause our actual results to differ materially include: the success and timing of our preclinical studies and clinical trials, including site initiation, internal review board approval, scientific review committee approval, and patient accrual; our plans to develop and commercialize our product candidates; our ability to submit an IND application with respect to SL-801 in the indicated timetable; our available cash; our ability to obtain and maintain intellectual property protection for our product candidates; the ability of our product candidates to successfully perform in clinical trials; our ability to manufacture; the performance of third-party manufacturers, clinical research organizations, clinical trial sponsors and clinical trial investigators; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission.  Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

Contact

Investor Relations

Stemline Therapeutics, Inc.

750 Lexington Avenue

Eleventh Floor

New York, NY 10022

Tel: 646-502-2307

Email: investorrelations@stemline.com